UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2005
THERMA-WAVE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26911 (Commission File Number)	94-3000561 (IRS Employer Identification No.)
1250 Reliance Way
Fremont, California 94539
(Address of principal executive offices, including Zip Code)
(510) 668-2200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05 Costs Associated with Exit or Disposal Activities
     On July 29, 2005, Therma-Wave, Inc. (the “Company”) made the decision to close its facility located at 48500 Kato Road, Fremont, California 94538. The decision was made as follow-on to the Company’s restructuring plan adopted on April 8, 2005 aimed at increasing the Company’s operating efficiency and reducing corporate expenses. The facility is expected to be closed by the end of August 2005. The facility lease, pursuant to a written agreement, dated June 5, 2000, between the Company and Minos Management Company, Inc. (the “Lease Agreement”), expires on May 31, 2008. The Company intends to sublease the facility until expiration of the Lease Agreement. The charge in connection with the facility closing is expected to be in a range of approximately $2.0 million to $2.2 million, related to net rental expenses, asset impairment and costs to return the building to its original state upon expiration of the lease. This charge is expected to be recorded during the Company’s fiscal second quarter of 2006, ending October 2, 2005, and was excluded from the loss per share guidance provided by the Company on July 28, 2005. If facility rental rates continue to decrease or if it takes longer than expected to sublease the facility, the amount of the restructuring charge could exceed the original estimate.
     Additionally, in connection with the restructuring plan, the Company laid-off fifteen employees on July 21, 2005. The charge in connection with the lay-off is expected to be approximately $0.2 million, related to severance and related costs. The charge was excluded from the loss per share guidance provided by the Company on July 28, 2005. This charge is expected to be recorded during the Company’s fiscal second quarter of 2006, ending October 2, 2005. The Company expects that the lay-off will result in cash expenditures of approximately $0.2 million in the Company’s fiscal second quarter of 2006.
Forward-Looking Statements
This current report on Form 8-K contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements related to the accounting charge, loss and the cash expenditures to be incurred in connection with the restructuring, facility closing and lay-offs. Factors that could cause actual results to differ materially from the forward-looking statements include our ability to estimate these accounting charges, losses and related cash expenditures, unforeseen changes in accounting rules, and general political and economic conditions and events, both domestically and internationally. These factors and others are described in more detail in our public reports filed with the Securities and Exchange Commission, such as those discussed in the section titled “Factors Affecting Future Results” contained in our Annual Report on Form 10-K for the fiscal year ended April 3, 2005, all quarterly reports on Form 10-Q for the following fiscal quarters, all subsequent current reports on Form 8-K and all of our prior press releases. All forward-looking statements in this current report on Form 8-K are based on information available to us as of the date hereof, and we assume no duty to update these forward-looking statements.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
THERMA-WAVE, INC.

/s/ Joseph J. Passarello

Date: August 4, 2005	Name:	Joseph J. Passarello
	Title:	Senior Vice President and Chief Financial
Officer